                                 EXHIBIT 99.3

                                OPTION AGREEMENT


NEITHER THESE OPTIONS NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THESE OPTIONS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND THEY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGISTRATION (OR AN EXEMPTION FROM REGISTRATION) THEREUNDER. THESE OPTIONS HAVE BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE OPTIONHOLDER THAT THESE OPTIONS (AND, CORRESPONDINGLY, THE UNDERLYING SHARES) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD THE RESALE OR OTHER DISTRIBUTION OF THESE OPTIONS OR THE UNDERLYING SHARES. THE TRANSFER OF THESE OPTIONS IS SUBJECT TO RESTRICTIONS CONTAINED HEREIN.

                                                                October 16, 1998

                               1,295,000 Options

                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                              COMMON STOCK OPTIONS

                     (Void after 5:00 p.m. California time,

                               October 16, 2008)

                    Certificate Evidencing 1,295,000 Options

                    (One Option is required for the purchase

                    of one share of Common Stock, subject to

                         adjustment as provided below)

     This is to certify that, for value received and subject to the conditions herein set forth, Michael K. Perry (the "Optionholder") is entitled to purchase, at any time after October 16, 1998 (subject, however, to the proviso to this
                                    -------
sentence), and in any event no later than 5:00 p.m. California time on October 16, 2008 (the "Expiration Date"), 1,295,000 shares of Common Stock of CardioDynamics International Corporation, a California corporation (the "Company") (such shares purchasable upon exercise of the Options are herein called the "Option Stock"), at $1.625 per share; provided that such right of exercise shall be limited by Section 1 and Section 2(c) of this Option Certificate providing for early termination of the Options and by the following vesting schedule: (i) the first 12.5% tranche of the Options shall first vest and become exercisable on April 16, 1999; (ii) the second 12.5% tranche of the Options shall first vest and become exercisable on October 16, 1999; (iii) the next 25% tranche of the Options shall


                                 EXHIBIT 99.3
first vest and become exercisable on October 16, 2000; (iv) the next 25% tranche of the Options shall first vest and become exercisable on October 16, 2001; and
(v) the final 25% tranche of the Options shall first vest and become exercisable on October 16, 2002. Such vesting schedule is subject to acceleration as provided in Section 2(c) below. The $1.625 amount per share specified above, as adjusted from time to time pursuant to the provisions hereinafter set forth, is herein called the "Exercise Price."


     1.  Early Termination of Options.  Notwithstanding anything to the contrary
         ----------------------------
herein, all of the Options shall immediately and entirely cease to be exercisable, and shall never again be exercisable to any extent, (a) if the Optionholder's employment with the Company or the Company's acquiror (collectively, "EMPLOYER") terminates due to Fault Cause (as defined in Section 10 below), (b) 30 days after the Optionholder's employment with EMPLOYER terminates other than due to Cause (as defined in Section 10 below), or (c) 365 days after the Optionholder's employment with EMPLOYER terminates due to death or extended disability as defined in Section 10(b) below (but in no event shall any Option be exercisable after the Expiration Date). The above language shall have no effect on and shall not diminish the rights of the Optionholder as to shares issued in respect of Options that have already vested and been exercised; and the above language shall (during the 30-day period described in subsection
(b) or the 365-day period described in subsection (c)) have no effect on and not diminish the rights of the Optionholder as to Options that have (as of the date of such termination of employment) already vested.

     2.  Adjustments.
         -----------
         (a) If the Company shall, prior to the exercise of any Options, divide its outstanding shares of Common Stock by split-up, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its shareholders, the number of shares of Common Stock purchasable upon exercise of these Options immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination, the number of shares of Common Stock purchasable upon exercise of these Options immediately prior to such combination shall be proportionately decreased. Any resulting adjustment to the Exercise Price (see Paragraph 2(b)) shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.


                                 EXHIBIT 99.3

         (b) Whenever the number of shares of Common Stock purchasable upon the exercise of these Options is required to be adjusted as provided in this
     Section 2, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of these Options immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

         (c) In the case of an Acquisition (as defined in Section 9 below), the Company shall give the Optionholder at least two days' advance notice of such transaction. If the acquiror does not assume the Options in connection with the Acquisition, then subject to the closing of such transaction, (i) all of the Options shall be deemed to be immediately and fully vested, (ii) the Optionholder may exercise, as provided herein, such Options as of immediately before (but in fact subject to the condition subsequent of) such closing, and (iii) to the extent unexercised, all Options will terminate at such closing. If the Options are assumed in connection with an Acquisition, they shall thereafter be exercisable only for the applicable securities of the acquiror and not for securities of the Company; and all of the assumed Options shall be deemed to be immediately and fully vested.

         (d)  When any adjustment is required to be made pursuant to this
      Section 2, the Company, upon the subsequent written request of any holder of the Options, shall promptly mail to said holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth, if applicable, the kind and amount of stock or other securities or property for which the Options shall be exercisable following the occurrence of any of the events specified.

         (e) The Company shall not be required upon the exercise of any of the Options to issue any fraction of shares, but shall make any adjustment therefor in cash on the basis of the fair market value of any such fractional interest as it shall appear on the public market for such shares, or, if there is no public market for such shares, then as shall be reasonably determined by the Company.

         (f) The Company may at any time in its sole discretion which shall be conclusive make any change in the form of Option Certificate that the Company may deem appropriate and that does not affect the substance thereof; and any Option Certificate thereafter issued or signed, whether in exchange or substitution for an outstanding Option Certificate or otherwise, may be in the form as changed.

                                 EXHIBIT 99.3

    3.  Reservation.  The Company agrees that a number of shares of Common Stock
        -----------
and other securities and property sufficient to provide for the exercise of all outstanding Options shall at all times during the term of said Options be reserved for the exercise thereof.

    4.  Exercise.  Exercise may be made of all or any part of the Options
        --------
evidenced by this Option Certificate by surrendering it, with the subscription form provided for herein duly executed by the Optionholder, at the office of the Company, 6175 Nancy Ridge Drive, San Diego, California 92121 or at such other office or agency as the Company may designate, accompanied by payment in full, in cashier's or certified check, of the Exercise Price payable in respect of the Options being exercised (plus an amount equal to required federal and state tax withholding on the taxable income recognized at the time of such exercise). If less than all of the Options evidenced by this Option Certificate are exercised, the Company will, upon such exercise, execute and deliver to the Optionholder a new certificate (dated the date hereof) evidencing the Options not so exercised.

    5.  Additional Conditions.
        ---------------------
        (a) The exercise of the Options and the issuance of Option Stock upon such exercise shall be subject to compliance by the Company and the Optionholder with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

In connection with and as a condition to the exercise of the Options, the Optionholder shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

Share certificates issued upon exercise of the Options shall contain any appropriate restrictive legends in connection with federal and state securities laws.

          6.  Fully Paid.  All shares of Common Stock or other securities
              ----------
delivered upon the exercise of the Options shall be validly issued, fully paid and nonassessable.

          7.  Nontransferable.  This Certificate and the Options evidenced
              ---------------
hereby shall be nontransferable by the Optionholder except upon death.

          8.  No Shareholder Rights.  The Optionholder shall not, by virtue of
              ---------------------
ownership of Options, be entitled to any rights whatsoever of a shareholder of the Company.

          9.  Definition of Acquisition.  "Acquisition" shall be defined to mean
              -------------------------
an acquisition of the Company (a) by merger into another entity, (b) by reverse triangular merger, (c) by purchase of all or substantially all of the

                                 EXHIBIT 99.3

Company's assets, or (d) by private purchase of Allen Paulson's shares of the Company by a strategic corporate buyer which intends to exercise control over the Company.

         10.  Definition of Cause.  "Cause" shall be defined to mean:
              -------------------
              (a)  Death;

              (b) Extended disability (defined as the Optionholder's inability to perform, with or without reasonable accommodation, the essential functions of his position for any 120 business days -- exclusive of vacation days taken -- within any continuous period of 150 business days by reason of physical or mental illness or incapacity);

              (c) Voluntary resignation (other than because of Constructive Termination (as defined in Section 11 below) or a material breach by EMPLOYER of its obligations under the Optionholder's Employment Agreement;

              (d) The Optionholder's repudiation of his Employment Agreement other than because of Constructive Termination;

              (e) The Optionholder being convicted of a felony, or being convicted of a misdemeanor involving moral turpitude;

              (f) The Optionholder's demonstrable fraud, misappropriation, embezzlement or dishonesty; (g) The Optionholder's use of alcohol, drugs or any illegal substance in such a manner as to interfere with the performance of his duties under his Employment Agreement;

              (h) The Optionholder's intentional, reckless or grossly negligent action which causes material harm to EMPLOYER, including any misappropriation or unauthorized use of EMPLOYER's property or improper use or disclosure of confidential information (but excluding any good faith exercise of business judgment);

              (i) The Optionholder's intentional failure to substantially perform material duties under his Employment Agreement if such failure has continued for 15 days after the Optionholder has been notified in writing by EMPLOYER of the nature of the Optionholder's failure to perform (it being understood that the performance of material duties is satisfied if the Optionholder has reasonable attendance and makes good faith business efforts to perform his duties on behalf of EMPLOYER. EMPLOYER may not terminate the Optionholder based solely upon the operating performance of EMPLOYER); or

             (j) EMPLOYEE's chronic absence from work for reasons other than illness or permitted vacation.

                                 EXHIBIT 99.3

             Items (c) through (j) shall together be referred to as "Fault
Cause".

     11.  Definition of Constructive Termination.  A "Constructive Termination"
          --------------------------------------
shall occur when the Optionholder resigns within six (6) months of any one or more of the following events: (a) a material reduction in the level of his responsibilities or executive functions, (b) a material breach of his Employment Agreement or this Certificate by EMPLOYER, or (c) a relocation of his place of employment to a location more than thirty-five (35) miles from the current offices of the Company.

     12.  Governing Law; Arbitration.  This Certificate and these Options shall
          --------------------------
be governed by and construed and interpreted in accordance with the internal laws of the State of California. All disputes arising hereunder shall be decided by binding arbitration in San Diego, California as provided in the Employment Agreement between the Optionholder and the Company.

     13.  Notice.  Notice pursuant to these Options shall be sufficiently
          ------
given, if sent by first-class mail, postage pre-paid, addressed, if to the Optionholder, to such holder at his last known address as it shall appear in the records of the Company, and if to the Company, at 6175 Nancy Ridge Drive, San Diego, California 92121, attn: Secretary. The parties may alter the addresses to which communications are to be sent hereunder by giving notice of such change of address to the other party in conformity with the provisions of this Section for the giving of notice.

     14.  Employment Termination.  Nothing in this Certificate confers upon the
          ----------------------
Optionholder any right to continue in the employ of the Company or interferes with or restricts in any way the rights of the Company, which are hereby expressed reserved, to discharge the Optionholder at any time for any reason or no reason, with or without cause.

     15.  Amendment.  No amendment, modification, or supplement of this
          ---------
Certificate shall be binding unless executed in writing and signed by the Company and the Optionholder.

     Executed by the Company as of November 2, 1998 in San Diego, California.

                              CARDIODYNAMICS INTERNATIONAL CORPORATION

                              By:  /s/ James C. Gilstrap
                                  -------------------------
                                        Co-Chairman


                                 EXHIBIT 99.3

                    CARDIODYNAMICS INTERNATIONAL CORPORATION

                               SUBSCRIPTION FORM

                       To be Executed by the Optionholder
                          In Order to Exercise Options

The undersigned Optionholder hereby delivers $_____ and irrevocably elects to exercise _________ Common Stock Options represented by this Option Certificate, and to purchase the securities issuable upon the exercise of such Common Stock Options, and requests that certificates for such securities shall be issued (bearing appropriate legends) in the name of such Optionholder as follows:

(Please Insert Name and Social Security or Other Identifying Number

___________________________________________________________________________

___________________________________________________________________________
and be delivered to such Optionholder at

___________________________________________________________________________

___________________________________________________________________________

and if such number of Common Stock Options shall not be all the Common Stock Options evidenced by this Option Certificate, that a new Option Certificate for the balance of such Common Stock Options be registered in the name of, and delivered to, the Optionholder at the address stated below.


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Date                                                              Name (Printed)

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                                                                     Signature

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                                                                      Address

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                                                                Social Security No.

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                                                               Signature Guaranteed


                                 EXHIBIT 99.3